Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 333-93773 of Potash Corporation of Saskatchewan Inc. on Form S-8 our report dated April 25, 2003 appearing in this PCS U.S. Employees' Savings Plan Annual Report on Form 11-K for the year ended December 31, 2002.



/s/ DELOITTE & TOUCHE L.L.P.
Chicago, Illinois
June 20, 2003